UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2008

Citrix Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

(954) 267-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On September 23, 2008, Citrix Systems, Inc. (“Citrix”) provided notice to SELCO Service Corp. (“SELCO” or the “Lessor”) of its election to exercise its option under the Master Lease between Citrix and Lessor, dated as of April 23, 2002 and as amended to date (the “Lease”), to purchase the property subject to the Lease and terminate the Lease. The Lease provided a synthetic lease arrangement for Citrix’s corporate headquarters office in Fort Lauderdale, Florida. On October 23, 2008, a wholly-owned subsidiary of Citrix acquired the corporate headquarters office from the Lessor, and the parties to the Lease terminated the Lease.

In connection with the termination of the Lease, the Participation Agreement, dated as of April 23, 2002, by and among Citrix, Peninsula Investment Corp., SELCO and Key Corporate Capital, Inc. and other documents related to the Lease were also terminated. A copy of the Lease was filed with the Securities and Exchange Commission (“SEC”) by Citrix as Exhibit 10.13 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and copies of the Participation Agreement and Amendment No. 1 to the Participation Agreement were filed with the SEC by Citrix as Exhibits 10.11 and 10.12, respectively, to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Citrix elected to exercise its option to acquire its corporate headquarters office and terminate the Lease in order to ensure its long term occupancy of the corporate headquarters office in a financially efficient manner. Under the terms of the Lease, Citrix would have been required to notify the Lessor of its intent to re-market the property by October 23, 2008 or had another lease arrangement in place to continue leasing the property and recording the arrangement as an off-balance sheet arrangement. Since Citrix intended to purchase the corporate headquarters office at the expiration of the Lease for the reasons discussed above, the decision was made to exercise its purchase option at the re-marketing date and record the property as an asset. The purchase price to acquire the property was approximately $61.3 million, which represents the original property cost and the transaction expenses of the Lessor and Key Corporate Capital, Inc. There were no lease breakage costs incurred. At the time Citrix entered into the Lease, a wholly-owned subsidiary of Citrix pledged certain collateral to the Lessor and Key Corporate Capital, Inc., as administrative agent, and Citrix classified such collateral as restricted cash equivalents and investments on its balance sheet. That collateral was released in connection with the acquisition of the property by Citrix’s wholly-owned subsidiary and the termination of the Lease and used to fund payment of the purchase price. Citrix does not expect that the acquisition of the corporate headquarters office and termination of the Lease will have a material impact on Citrix’s results of operations or liquidity during the period in which the property was purchased and the Lease was terminated.

The Lease previously represented a form of off-balance sheet financing under which SELCO, an unrelated third party lessor, funded 100% of the costs of the original acquisition of the property, and leased the property to Citrix. The initial term of the Lease was seven years and, subject to approval by the Lessor, Citrix had the ability to renew the Lease twice for additional two-year periods. The lease payments varied based on LIBOR, plus a margin. Citrix had the option, which it exercised on September 23, 2008, to purchase the property upon thirty days’ written notice for an amount representing the original property cost and transaction fees plus any lease breakage costs and outstanding amounts owed. The Lease also provided Citrix with the option to sublease the property and, upon at least 180 days’ notice prior to the termination of the initial lease term, to remarket the property for sale to a third party.

Had Citrix not elected to purchase the property prior to the end of the lease term, possession of the buildings would have been returned to the Lessor and Citrix would have been responsible for its guaranty to the Lessor of a residual value of approximately $51.9 million. Citrix has evaluated the property on a periodic basis throughout the term of the Lease for indications of permanent impairment. If any evaluation had indicated that the fair value of the property had declined below $51.9 million, Citrix would have been responsible for the difference under its residual value guarantee.

The Lease also contained certain financial covenants, including covenants relating to minimum cash and investment balances, and certain non-financial covenants, including covenants relating to the maintenance of property, adequate insurance, delivery of financial statements and payment of taxes. Following termination of the Lease, Citrix is no longer required to comply with these financial and non-financial covenants.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance. Investors are cautioned that the statements in this Current Report on Form 8-K that are not strictly historical statements, including, without limitation, statements regarding the impact of Citrix’s acquisition of its corporate headquarters office and the termination of the Lease on Citrix’s results of operations or liquidity, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation: the uncertainty in the IT spending environment and the risk of a further downturn in economic conditions generally; the success and growth of Citrix's product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels; risks in effectively controlling operating expenses; impairment of the value of the Citrix’s investments; uncertainty in the credit markets; and other risks detailed in Citrix filings with the SEC. Citrix assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K or with respect to the matters described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: October 30, 2008	By:	/s/ David J. Henshall
David J. Henshall
Senior Vice President and Chief Financial Officer